Exhibit 10.3

[*]	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Amendment No. 2

to the

Developer Addendum No. 2

This Amendment No. 2 (“Amendment”) to the Developer Addendum No. 2 dated December 26, 2010, by and between Zynga Inc. (“Zynga, Inc.”, “you”, or “your”) and Facebook, Inc. and Facebook Ireland Limited (collectively, “Facebook”, “FB”, “we”, “us”, or “our”) (the “Addendum No. 2”, and together with the Statement of Rights and Responsibilities, as amended and supplemented by the Addendum No. 2 and the Developer Addendum dated May 14, 2010, each as subsequently amended, the “Original Agreement”), is made by and between Facebook and Zynga on July 2, 2012 (“Amendment Effective Date”). We and you are sometimes referred to in this Amendment individually as a “party” or collectively, as the “parties”.

Recitals

A.	FB desires to allow Zynga to implement Start Now on certain Developer Applications on the Facebook Site canvas.

B.	Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings given to them in Addendum No. 2.

In consideration of the mutual covenants herein set forth in Addendum No. 2 and this Amendment, the parties agree hereby as follows:

Agreement

1. All references to “Play Now” in Amendment No. 1 to Addendum No. 2. are hereby replaced with “Start Now”.

2. The definition of “Play Now” and “Play Now User Data” in Amendment No. 1 to Addendum No. 2, which are now “Start Now,” and “Start Now User Data”, respectively, are hereby replaced in their entirety with the following applicable definitions:

“Start Now” means the Facebook Service program that allows certain Facebook Platform developers to access, use, and display Start Now User Data to personalize a Facebook User’s experience on such developer’s application on the Facebook Site canvas as soon as the Facebook User arrives to such application on the Facebook Site canvas.

“Start Now User Data” means the following Facebook User Data: a Facebook User’s user ID, a Facebook User’s friends list, and publicly viewable Facebook User Data.

3. Section 2 of Amendment No. 1 to Addendum No. 1 is hereby deleted in its entirety and replace with the following:

2. Start Now on Facebook Site Canvas. Subject to the terms of this Amendment, Zynga may make available Start Now for Covered Zynga Games on the Facebook Site canvas (“Start Now Applications”), in accordance with the following requirements:

a. FB launching the Start Now in a particular territory before Start Now can be used by Zynga in that specific territory.

b. FB’s written approval (e-mail sufficient) of each Start Now Application prior to the launch of such Start Now Application. Zynga must launch such Start Now Application within a reasonable time period after receiving the written approval from FB.

c. Zynga will specify to FB in writing (which may be provided by email) the data Zynga will access in providing such Start Now Application and an explanation of how Zynga will use such data.

d. To the extent that Zynga receives Start Now User Data for a particular Start Now Application, for any Facebook User that (i) opts out of or disables Zynga’s use of their Start Now User Data for a Start Now Application (which includes the Facebook User making this choice through either a per-application opt-out or a global opt-out mechanism provided to the user by FB) or requests the deletion of their Start Now User Data related to such Start Now Application via either a dialog implemented by FB (provided that FB gives Zynga notice of any such opt-out or request for deletion that it receives from a Facebook User) or a request the Facebook User makes to Zynga, or (ii) uninstalls access to such Start Now Application, Zynga will delete from such Start Now Application that Start Now User Data promptly; provided that such Facebook User has not separately accepted Zynga terms and conditions for such Start Now Application. For the avoidance of doubt, nothing in this Amendment shall amend or modify Zynga’s use of Facebook Data obtained under the Original Agreement, and the terms thereof shall continue to govern Zynga’s use of such Facebook Data.

e. In addition, Zynga will provide an email address to FB, which may be provided to Facebook Users, so that FB may enable any Facebook User who has never visited your Start Now Applications to request that Zynga delete all information Zynga received from FB about such Facebook User. Zynga agrees to comply with all such requests as promptly as possible.

f. Further, in the event that Zynga accesses or uses users.getByEmail() or functionally equivalent API (“Email API”) for a Start Now Application, Zynga will not use any Facebook User’s user ID Zynga receives through an Email API to obtain any additional information about any Facebook User through the Facebook Platform until after the applicable Facebook User or Facebook friend of such a Facebook User visits Zynga’s Start Now Application.

g. Zynga is fully responsible for Start Now User Data in Zynga’s possession or control. As such, Zynga will deploy administrative, technical and physical safeguards that prevent the unauthorized access, processing, use or disclosure of Start Now User Data. Zynga will promptly notify FB of any unauthorized access, processing, use or disclosure of Start Now User Data and will cooperate with FB to address any problems or concerns resulting from such unauthorized access. If FB requests to review Zynga’s security program, Zynga will grant FB full and complete access and will cooperate with FB to address any security concerns.

h. One of the goals of Start Now is to reduce friction in the user experience by allowing immediate trial of the app. Accordingly, Zynga shall not prompt or otherwise request any additional permission from a Facebook User immediately after such Facebook User arrives on a Start Now Application in a manner that introduces additional friction in the user experience, and each Start Now Application will be subject to continued quality control reviews to ensure good user experience.

3. Section 3 of Amendment No. 1 to Addendum No. 2 is deleted in its entirety and replaced with the following:

“The rights set forth herein with respect to Zynga’s use of Start Now on its Start Now Applications will continue until terminated by either party upon sixty (60) days prior written notice, provided however that in the event the Addendum No. 2 expires or is terminated for any reason, this Amendment shall automatically terminate simultaneously with such an expiration or termination of the Addendum No. 2.”

4. This Amendment together with the Original Agreement constitutes the entire agreement of the Parties with respect to the matters set forth herein and there are no other agreements, commitments or understanding among the Parties with respect to the matters set forth herein. Nothing in this Amendment shall amend the terms and conditions of Developer Addendum, and all terms and conditions of the Original Agreement not expressly amended herein shall remain in full force and effect. The terms and conditions of this Amendment shall prevail over any conflicting terms and conditions in the Original Agreement.

[*]	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In witness whereof, this Amendment has been duly executed by the parties as of the Amendment Effective Date.

Facebook, Inc.		Zynga Inc.

By:	/s/ Sean Ryan	By:	/s/ Whitney Chang
Name:	Sean Ryan	Name:	Whitney Chang
Title:	Director	Title:	Corporate Controller
Date:	07/02/2012	Date:	07/03/2012

Facebook Ireland Limited

By:	/s/ Shane Crehan
Name:	Shane Crehan
Title:	Finance Director
Date:	07/03/2012

[*]	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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